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                                                                  Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 27, 1998, relating to the consolidated financial statements of Commerce Security Bancorp, Inc., which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers has not prepared or certified such "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
August 14, 1998